Exhibit 10.24

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment“) is entered into between Accellent Inc. (the “Company”), and Robert E. Kirby (the “Executive”) under the following circumstances.

WHEREAS, the Company and the Executive entered into an Employment Agreement on October 9, 2007 (the “Employment Agreement”); and

WHEREAS, the parties would like to make certain changes to the terms of the Employment Agreement;

NOW THEREFORE, the Executive agrees with the Company, in consideration for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, to amend the Employment Agreement as follows, effective as of the date this Amendment is executed as written below:

1. Section 5 (Equity Arrangements) is hereby amended by inserting the phrase “(the “Investment Amount”)” after the number “650,000” as it appears in the first sentence thereof.

2. Section 5 (Equity Arrangements) is hereby amended by adding the following sentence after the first sentence thereof:

“In the event that Executive has not paid the full Investment Amount to the Company as of the time that Executive’s Annual Bonus for either of the fiscal years ended December 31, 2007 and 2008 becomes payable, then, notwithstanding the provisions of Section 4 and instead of the payment of such Annual Bonus in cash, the Company shall issue to Executive, on the date the applicable Annual Bonus could have been paid in cash under the applicable bonus plan, a number of fully vested shares of Common Stock having an aggregate Fair Market Value on such date equal to the Annual Bonus for such fiscal year.

In connection with the foregoing, no later than April 30, 2008, Executive shall pay to the Company in cash an amount equal to $137,645, which equals the excess of (i) the Investment Amount over (ii) the sum of (x) $17,355, which represents the amount that the Company will actually pay to Executive as an Annual Bonus in respect of the Company’s fiscal year ending December 31, 2007 plus (y) $495,000, which represents the amount the Company assumes that it will pay to Executive as an Annual Bonus in respect of the Company’s fiscal year ending December 31, 2008 (the “Assumed 2008 Bonus”), and the Company shall issue to Executive in exchange therefor a number of shares of Common Stock having an aggregate Fair Market Value on the date of such issuance equal to such payment.

Notwithstanding the foregoing, if the Assumed 2008 Bonus exceeds the amount actually paid to Executive as an Annual Bonus in respect of the Company’s fiscal year ending December 31, 2008 (the “Actual 2008 Bonus”), then Executive shall pay to the Company in cash, no later than March 31, 2009, an amount equal to the excess of (x) the Assumed 2008 Bonus over (y) the Actual 2008 Bonus, and the Company shall issue to Executive in exchange therefor a number of shares of Common Stock having an aggregate Fair Market Value on the date of such issuance equal to such payment. However, if the Actual 2008 Bonus exceeds the Assumed 2008 Bonus, then the Company shall pay to Executive an amount equal to the excess of (x) the Actual 2008 Bonus over (y) the Assumed 2008 Bonus in accordance with Section 4 and pursuant to the Company’s 2008 annual incentive plan.”

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3. Section 5 (Equity Arrangements) is hereby amended by substituting the number “116,667” for “87,500” as it appears in the fourth sentence thereof.

4. Section 8(a) (Termination for Cause or Resignation without Good Reason) is hereby amended by adding the following subparagraph at the end thereof:

“(iv) If, prior to March 31, 2009, Executive’s employment is terminated by the Company for Cause, or if Executive resigns without Good Reason (other than due to death or Disability), then Executive shall pay to the Company in cash, on or before the tenth (10th) business day following the date of termination, an amount equal to the Assumed 2008 Bonus and the Company shall issue to Executive in exchange therefor a number of shares of Common Stock having an aggregate Fair Market Value equal to such Assumed 2008 Bonus.”

5. Except as is provided in this Amendment, the Employment Agreement shall remain unchanged and continue in full force and effect.

To acknowledge your agreement to the terms and conditions of this Amendment, please sign below and return one copy to Patricia McCall by no later than March 31, 2008.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 31st day of March, 2008.

ACCELLENT INC.

By:	/s/ Jeremy A. Friedman

Name: Jeremy A. Friedman
Title: Chief Financial Officer

Executive:	/s/ Robert E. Kirby
Robert E. Kirby

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